                                                                    Exhibit 4.2


NEITHER THIS WARRANT NOR THE SECURITIES THAT MAY BE PURCHASED PURSUANT TO THIS WARRANT HAVE BEEN REGISTERED WITH OR APPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SECURITIES THAT MAY BE PURCHASED PURSUANT TO THIS WARRANT ARE BEING OFFERED AND SOLD IN RELIANCE UPON CERTAIN EXEMPTIONS AFFORDED BY SUCH ACTS AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACTS OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                           Warrant No. B-[#]

                            TANISYS TECHNOLOGY, INC.

                         CLASS B STOCK PURCHASE WARRANT
                        -------------------------------


     THIS IS TO CERTIFY THAT [NAME], or his/its registered assigns, is entitled to purchase at any time or from time to time after the date hereof until 5:00 p.m., Austin time, on May 8, 1996, [NUMBER] Units at a Purchase Price of $2.00 per Unit and until 5:00 p.m., Austin time, on May 8, 1997 at a Purchase Price of $2.30 per Unit. On the date hereof, each Unit is equal to one share of Common Stock, no par value, of Tanisys Technology, Inc., a Wyoming corporation (the "Company"), subject to adjustment pursuant to Section 6 of the Warrant Agreement (defined below). This Warrant is issued pursuant to a Warrant Agreement, dated as of May 17, 1995 (the "Warrant Agreement"), between the Company and certain subscribers, and all rights of the holder of this Warrant are subject to the terms and provisions of the Warrant Agreement, copies of which are available for inspection at the offices of the Company.

     TRANSFER OF THIS WARRANT IS RESTRICTED AS PROVIDED IN THE WARRANT AGREEMENT. Subject to the provisions and restrictions of the Vancouver Stock Exchange, the Securities Act of 1933 and the Warrant Agreement, this Warrant and all rights hereunder are transferable at the principal executive offices of the Company, by the holder hereof in person or by his or its duly authorized attorney, upon surrender of this Warrant, together with the Assignment hereof duly endorsed. Until transfer hereof on the books of the Company, the Company may treat the registered holder as the owner hereof for all purposes.

     THE WARRANTS REPRESENTED BY THIS WARRANT CERTIFICATE AND ANY SHARES ACQUIRED UPON THE EXERCISE THEREOF ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL THE EXPIRY OF THE HOLD PERIOD EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND REGULATIONS MADE UNDER THE ACT. FOR CANADIAN RESIDENTS, THE HOLD PERIOD EXPIRES ON MAY 17, 1996; HOWEVER, PURSUANT TO THE POLICIES OF THE VANCOUVER STOCK EXCHANGE, THE WARRANTS, IF EXERCISABLE FOR A PERIOD OF MORE THAN

ONE YEAR, REMAIN NON-TRANSFERABLE FOR THE BALANCE OF THE EXERCISE PERIOD.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and its corporate seal to be hereunto affixed in Austin, Texas by its proper corporate officers thereunto duly authorized on this the _____ day of ______________, 1995.

                              TANISYS TECHNOLOGY, INC.



                              By: ___________________________________________
                                  Mark C. Holliday
                                  Chairman and President




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

                                    FORM OF SUBSCRIPTION
                          (To be signed only upon exercise of Warrant)


To Tanisys Technology, Inc.:

     The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ___________* Units to purchase Underlying Securities of Tanisys Technology, Inc. and herewith makes payment of $____________ therefor, and requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned.

Dated:______________



___________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the within Warrant)


________________________________

________________________________
(Address)














_______________
*Insert here the number of Units called for on the face of the Warrant, without making any adjustment for additional Common Stock, Preferred Stock or any other stock or other securities or property or cash which, pursuant to the adjustment provisions of the Warrant Agreement pursuant to which the Warrant was granted, may be deliverable upon exercise.


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




                                    FORM OF ASSIGNMENT
                        (To be signed only upon transfer of Warrant)



     For value received, the undersigned hereby sells, assigns and transfers unto ______________________ the right represented by the within Warrant to purchase ____________ Units of Underlying Securities of Tanisys Technology, Inc. to which the within Warrant relates, and appoints _______________________ Attorney to transfer such right on the books of Tanisys Technology, Inc. with full power of substitution in the premises.

     The undersigned represents and warrants that the transfer of the within Warrant is permitted by the terms of the Warrant Agreement pursuant to which the within Warrant has been issued, and the Assignee hereof, by his acceptance of this Assignment, represents and warrants that he is familiar with the terms of said Warrant Agreement and agrees to be bound by the terms thereof with the same force and effect as if a signatory thereto. Acceptance of the Warrant by Assignee shall constitute acceptance of those terms and conditions.


Dated:_________________, 199__

Signed in the presence of:         Assignor:


______________________________     __________________________________________
                                   (Signature must conform in all respects to name of holder as specified on the face of the within Warrant)



                                   Assignee:


                                   ___________________________________________

                                   Address of Assignee:

                                   ___________________________________________
                                   ___________________________________________
                                   ___________________________________________

                                   Tax ID No.: _______________________________






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